SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                     CPI CORP.
           (Exact name of registrant as specified in its charter)

     Delaware                                   43-1256674
     --------                                   -----------
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

1706 Washington Avenue, St. Louis, Missouri        63103
-------------------------------------------        -----
(Address of Principal Executive Offices)         (Zip Code)


                                CPI CORP.
                       VOLUNTARY STOCK OPTION PLAN
          (As Amended and Restated Effective December 16, 1997)
                         (Full title of the plan)


                                CPI Corp.
                          1706 Washington Avenue
                        St. Louis, Missouri  63103
                          Attn:  Jane Nelson
                 (Name and address of agent for service)
                              (314) 231-1575
   (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of       Amount to    Proposed         Proposed             Amount of
securities     be           maximum          maximum              registration
to be          registered   offering price   aggregate            fee (1)
registered                  per share(1)     offering price (1)
----------     ----------   -----------      ------------------   ------------
Common Stock,  200,000 (2)  $ 22.965         $ 4,593,000.00       $1,149.00
par value      shares
$.40 per
share

Series A
Participating      (3)         (3)               (3)                 (3)
Preferred
Stock
Purchase
Rights

(1)  Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange consolidated reporting system on June 28, 2001.
(2)  Plus such additional shares as may be issued pursuant to antidilution provisions.
(3)  The rights are attached to the Common Stock pursuant to the Rights Agreement dated as of March 13, 2000, between CPI Corp. and Harris Trust and Savings
     Bank. The value attributable to the rights, if any, is reflected in the value of the Common Stock and the registration fee for the rights is included in the fee for the Common Stock.

                             Part II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents are incorporated by reference in this registration statement:

            (a)  Registrant's Annual Report on Form 10-K
                 for the fiscal year ended February 3, 2001;

            (b) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2001; and

            (c) The description of registrant's Common Stock contained in the Registration Statement on Form 8-A dated March 21, 1989, under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

           All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered hereunder have been sold, or which deregister all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

           Not applicable; the class of securities to be offered is registered under Section 12(b) of the Securities
Exchange Act of 1934.


Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          The Opinion of Counsel was prepared by Jane E.
Nelson, registrant's General Counsel and Secretary. Ms. Nelson beneficially owns shares of registrant's common stock, and holds options to acquire shares of registrant's common stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Furthermore, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent, that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses such court deems are proper expenses.

          Registrant's Certificate of Incorporation provides that a director of the corporation shall not be held personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of any director of the corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

           The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9.   UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  To include any prospectus required by Section 10(a)
          (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the Registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 29th day of June, 2001.

                                 CPI CORP.

                                 By: /s/  J. David Pierson
                                     ---------------------

                                 Title: Chief Executive Officer
                                        -----------------------


                       POWER OF ATTORNEY

      KNOW  ALL MEN BY THESE PRESENTS that each individual
whose signature appears below constitutes and appoints  J.
David Pierson, Barry C. Arthur and Jane E. Nelson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and
all documents in connection therewith, with the Securities   and
Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES OF DIRECTORS AND PRINCIPAL OFFICERS
        Signature          Title                        Date
        ---------          -----                        ----

/s/  J. David Pierson    Chairman of the Board,   June 29, 2001
-----------------------     Chief Executive
J. David Pierson           Officer and Director
                           (Principal Executive
                           Officer)

/s/  Barry C. Arthur     Executive Vice           June 29, 2001
-----------------------    President and
Barry C. Arthur            Treasurer (Principal
                           Financial and
                           Accounting Officer)

/s/  Russell H. Isaak    President and Director   June 29, 2001
-----------------------
Russell H. Isaak

/s/  Patrick J. Morris   Senior Executive Vice    June 29, 2001
-----------------------     President and Director
Patrick J. Morris

/s/  Nicholas L. Reding  Director                 June 29, 2001
-----------------------
Nicholas L. Reding

/s/  Robert L. Virgil    Director                 June 29, 2001
-----------------------
Robert L. Virgil


                         EXHIBIT INDEX
Exhibit
Number    Description of Documents
------    ------------------------
3.1       Certificate of Incorporation (filed as
          Exhibit 4b to the registrant's Annual
          Report on Form 10-K dated April 27, 1990,
          registration number 1-10204).*
3.2       Amendment to Bylaws, (filed as Exhibit 3b,
          to the registrant's Annual Report on Form
          10-K dated April 17, 1990, registration
          number 1-10204).*
          Amendment to Bylaws, (filed as Exhibit 3b
          to the registrant's Annual Report on Form
          10-K dated April 6, 1994).*
          Amendment to Bylaws, (filed on the
          registrant's Form 8-K dated August 3,
          1995).*
          Amendment to Bylaws, (filed as Exhibit 3.1
          to registrant's Annual Report on Form 10-K
          dated April 3, 1997).*
4.1       Specimen common stock certificate (filed as
          Exhibit 3b to registrant's registration
          statement on Form S-3, registration number
          2-77366).*
4.2       Form of Rights Agreement, dated as of March
          13, 2000, between CPI Corp. and Harris
          Trust and Savings Bank (filed as Exhibit 1
          to registrant's Form 8-A filed March 15,
          2000).*

5         Opinion of Counsel.
23.1      Consent of KPMG LLP.
23.2      Consent of counsel (included in Exhibit 5).
24        Power of Attorney (included on Signature
          Page of the Registration Statement).

-------------------------
 * Incorporated by reference.